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                                                                   EXHIBIT 99.1

[SOUTHWEST BANK OF TEXAS LOGO]                                 [MAXIMBANK LOGO]


            SOUTHWEST BANCORPORATION OF TEXAS, INC. COMPLETES MERGER
                       WITH MAXIM FINANCIAL HOLDINGS, INC.

      HOUSTON (July 1, 2003) - Southwest Bancorporation of Texas, Inc. (NASDAQ:
SWBT) today announced the completion of its merger with Maxim Financial Holdings, Inc. Operations will be fully combined in the third quarter of 2003.

      "We knew MaximBank was an excellent franchise going into this merger," said Paul B. Murphy, Jr., president and CEO of Southwest Bank of Texas. "As we have worked with the leadership and other employees at Maxim during the last two months, we have seen first-hand that this is truly an organization with a deep commitment to its customers, the community and its employees."

      Maxim Financial Holdings, Inc., the parent company of MaximBank, will become part of Southwest Bancorporation of Texas, Inc., the holding company for Southwest Bank of Texas. The combined Bank has 42 banking center locations, $5.47 billion in assets and $469.8 million in shareholders' equity.
      "MaximBank has a 97-year history of putting its customers and community first in everything it does," noted Charles Hall, Jr., CEO of MaximBank. "Providing enhanced products and services for individuals and businesses in Galveston County is a process that we are eager to begin, and we look forward to being a part of Southwest Bank of Texas."

      At March 31, 2003, MaximBank had $318.7 million in assets, $95.4 million in total loans, $243.9 million in total deposits, and $29.0 million in shareholders' equity. As of that same date, Southwest Bancorporation of Texas, Inc. had $5.11 billion in assets, $3.27 billion in total loans, $4.01 billion in total deposits, and $461.0 million in shareholders' equity.

      The merger is a cash transaction valued at $63 million. Management anticipates that the merger will be accretive to its earnings in the first year.

      Southwest Bancorporation of Texas, Inc. ("the Company'), the parent company of Southwest Bank of Texas N.A. ,is the largest independent bank holding company headquartered in Houston, Texas. The Company focuses on commercial lending, treasury management and investment services for businesses in the southwest, private financial management and trust services for families and individuals, and retail and mortgage banking services. The Company,
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with $5.47 billion in assets, has 42 full-service banking centers located throughout the Houston metropolitan area and a loan production office in Dallas. Southwest Bank of Texas is a Member FDIC and Equal Housing Lender.

      Certain of the matters discussed in this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," and similar expressions are intended to identify such forward-looking statements. The Company's actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation: (a) the effects of future economic conditions on the Company and its customers; (b) governmental monetary and fiscal policies, as well as legislative and regulatory changes; (c) the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks; (d) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet; and (e) the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities. All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements.


MEDIA CONTACTS:

Southwest Bank of Texas               MaximBank

Sarah Peterson                        Jan Berlowski
713-232-1115                          281-337-8412

Darren Craig
713-232-1433
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